                                                                     Exhibit 2.1


                     INVESTMENT AND SHAREHOLDERS AGREEMENT
                     -------------------------------------


          This INVESTMENT AND SHAREHOLDERS AGREEMENT (this "Agreement") is made as of December 22, 1997, by and among ARMSTRONG INTERNATIONAL TELECOMMUNICATIONS, INC., a Delaware corporation ("Armstrong"), FCI MANAGEMENT GROUP, a Pennsylvania general partnership ("FMG", and together with Armstrong, the "Shareholders"), and FACILICOM INTERNATIONAL, INC., a Delaware corporation (the "Corporation"),.

                                    RECITALS
                                    --------

          WHEREAS, Armstrong owns 15,390,000 Units as the Class A Member of FACILICOM INTERNATIONAL, L.L.C., a Delaware limited liability company ("Facilicom"), and FMG owns 3,610,000 Units as the Class B Member of Facilicom, such Units comprising all of the ownership interests of FaciliCom, all as set forth and defined in FaciliCom's First Amended and Restated Limited Liability Company Agreement dated as of September 30, 1997 a copy of which is attached hereto as Exhibit A;

          WHEREAS, Armstrong owns 81 Units of FCI (GP), LLC, a Delaware limited liability company ("FCI(GP)"), and FMG owns 19 units of FCI(GP), all as set forth and defined in FCI(GP)'s Limited Liability Company Agreement dated as of September 30, 1997 a copy of which is attached hereto as Exhibit B;

          WHEREAS, the Corporation was incorporated on November 20, 1997, under the name of FaciliCom International Finance, Inc., and its name was changed to the name set forth herein and the number of the its authorized shares of common stock was increased to 300,000 by the filing of an amendment to its Certificate of Incorporation on December 11, 1997;

          WHEREAS, the Shareholders desire to (a) transfer all of their respective Units in each of Facilicom and FCI(GP) to the Corporation pursuant to an Assignment in the form attached hereto as Exhibit C and (b) in the case of Armstrong, contribute $20,000,000 to the Corporation, all in exchange for shares of the Corporation's common stock; and

          WHEREAS, the Corporation and the Shareholders desire to (a) establish the composition of the Corporation's Board of Directors, (b) assure continuity in the ownership and management of the Corporation and (c) establish certain other rights and procedures as hereinafter specified;

          NOW, THEREFORE, in consideration of the mutual promises made herein and intending to be legally bound, the parties hereto hereby agree as follows:

               1. Recitals. The Recitals set forth above are hereby incorporated
                  --------
herein.

               2. Subscription for Common Stock. As soon as practicable after
                  -----------------------------
the execution hereof, the Corporation and the Shareholders shall execute, deliver and perform the Assignment, and Armstrong shall contribute to the corporation an aggregate amount of $20,000,000 (in the forms of cash and the assignment of indebtedness owing to Armstrong by FaciliCom), and in exchange therefor, the Corporation shall issue and deliver to Armstrong and FMG certificates which represent fully paid and non-assessable shares of its common stock as follows:

               Armstrong                          189,641.35 shares
               FMG                                 36,100.00 shares


               3. Adoption of By-Laws and Stock Compensation Plans; Tax Sharing
                  -------------------------------------------------------------
Agreement.
----------
                  3.1 Adoption of By-Laws. Promptly after the execution hereof,
                      --------------------
         the Board of Directors of Corporation shall adopt by-laws of the Corporation substantially in the form of Exhibit D attached hereto (the "By-Laws"), and the consent of the Shareholders (to the extent such consent is required by law) to the By-Laws shall be deemed to have been granted hereby.

                  3.2 Adoption of Stock Option Plans. Promptly after the
                      -------------------------------
         execution the Board of Directors of Corporation shall adopt (a) a stock option plan substantially in the form of Exhibit E attached hereto (the "1997 Stock Option Plan No. 1"), (b) a stock option plan substantially in the form of Exhibit F attached hereto (the "1997 Stock Option Plan No. 2") and (c) a phantom stock rights plan substantially in the form of Exhibit G attached hereto (the "1997 Phantom Stock Rights Plan"), and the consent of the Shareholders (to the extent such consent is required by law) to each of the foregoing shall be deemed to have been granted hereby.

                  3.3 Tax Sharing Agreement. Promptly after the execution
                      ----------------------
         hereof, the Corporation and Armstrong Holdings, Inc. ("Armstrong Holdings"), the sole shareholder of Armstrong, shall enter into Tax Sharing Agreement substantially in the form attached hereto as Exhibit H.

               4. Composition of Board of Directors and Significant Actions.
                  ----------------------------------------------------------

                  4.1 Composition of Board of Directors. Except as
                      ----------------------------------
         provided in Section 4.3 hereof, the Board of Directors of the Corporation shall be comprised of seven (7) (or such greater number as the Board of Directors may determine as provided in the By-Laws) directors, five (5) of whom shall be designated by Armstrong and two
         (2) of whom shall be designated by FMG. The Shareholders agree that, in all elections of Directors, they shall cast their votes for election of those individuals as shall have been designated pursuant to this
         Section 4. The members of the initial Board of Directors shall be as follows:

                  Armstrong's Designees:              Jay L. Sedwick
                                                      William C. Stewart
                                                      Kirby J. Campbell
                                                      Dru A. Sedwick, and
                                                      Bryan Cipoletti, and

                  FMG's Designees:                    Robert Reed, and
                                                      Walter Burmeister

                  4.2 Vacancies. In the event that any member of the Board of
                      ----------
         Directors designated pursuant to this Section 4 resigns or otherwise ceases to be a member of the Board of Directors for any reason, the parties hereto shall cause a special meeting of Shareholders to be held for the purpose of filling the vacancy thereby created in accordance with the rights of designation as provided in Section 4.1 hereof.

                  4.3 Loss of Designation Rights; Non-Designated Directors.
                      -----------------------------------------------------

                      (a) Armstrong's right under Section 4.1 to designate directors shall terminate upon (i) the transfer to any person who is not an Affiliate of Armstrong of more than fifty percent (50%) of the shares of the Common Stock of the Corporation to be issued to Armstrong in accordance with this Agreement or (ii) the occurrence of any event that causes less than fifty percent (50%) of the outstanding capital stock of Armstrong to be owned by Armstrong Holdings or any of its Affiliates.

                      (b) FMG's right under Section 4.1 to designate directors shall terminate upon (i) the transfer by FMG of more than fifty percent (50%) of its shares of the Common Stock of the Corporation to be issued to FMG in accordance with this Agreement or (ii) the occurrence of any event that causes less than fifty percent (50%) of the equity interests in FMG to be owned by its partners (as of the date hereof) or their respective Affiliates. For purposes hereof, "Affiliate" shall mean, with respect to any individual or entity, any other individual or entity directly or indirectly controlling, controlled by or under common control with such individual or entity, and such term shall include any individual who is an officer, director or employee of any such entity or any Affiliate of such entity. As used in the immediately preceding sentence, the term "control" means, with respect to an entity, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to such entity.

                      (c) Elections of directors as to whom no rights of designation exist pursuant to this Section 4 shall be effected in accordance with the By-Laws.

                  4.4 Significant Actions. Notwithstanding the provisions of the
                      --------------------
         By-Laws or the authority which may appear to have been granted to or vested in the officers of the Corporation, the Corporation shall not have to power, and no officer of the corporation shall cause the Corporation, to act in respect of the following matters without the consent of the Board of Directors:

                      (a) the issuance, sale or other disposition by the Corporation of any debt or equity securities or similar interests in the Corporation except pursuant to the 1997 Stock Option Plan No. 1, the 1997 Stock Option Plan No. 2 and the 1997 Phantom Stock Plan;

                      (b) the sale, lease or transfer of a material portion of the assets of the Corporation or the sale, transfer or assignment of any material governmental permit or license relating to the business of the Corporation;

                      (c) the adoption of operating, capital or other budgets;

                      (d) the modification to any then-current, approved budget, or the approval of any expenditure in excess of amounts previously included in a then-current, approved budget;

                      (e) causing the Corporation to (i) guarantee or otherwise become liable for the indebtedness of any other person, (ii) extend credit (other than in the ordinary course of business) to any person,
         (iii) incur any indebtedness (other than trade payables incurred in the ordinary course of business and as contemplated in any then-current, approved budget) or
         (iv) pledge, encumber or create any lien upon or in any of the assets of the Corporation;

                      (f) the employment of management personnel or the discharge or material modification of the terms of employment or duties of any such personal;

                      (g) the authorization or payment of any compensation to any employee of the Corporation or any other person engaged by the Corporation if the expected annual compensation payable to such employee or other person would exceed $100,000;

                      (h) the authorization, approval or execution of any contract or other agreement on behalf of the Corporation under which the Corporation would be obligated for amounts in excess of $500,000;

                      (i) the authorization or payment of any bonus to any employee of the Corporation or any other person engaged by the Corporation;

                      (j) any change to the Corporation's then-existing employee benefit plans; or

                      (k) the approval of any transaction with a Person which is an Affiliate of any Shareholder on terms less advantageous to the Corporation than those which would be available from an unrelated party. For purposes hereof, the term "Affiliate" means, with respect to any Shareholder, any individual or entity directly or indirectly controlling, controlled by or under common control with such Shareholder, and such term shall include any individual who is an officer, director or employee of such Shareholder or any Affiliate of such entity. As used in the immediately preceding sentence, the term "control" means, with respect to an entity, the right to exercise, directly or indirectly, a majority of the voting rights attributable to such entity, and the term "majority" means more than fifty percent (50%).


               5.  Transfer Restrictions.
                   ----------------------

               5.1 Restriction; Joinder. The parties hereto agree that no
                   ---------------------
         share or shares of stock of the Corporation (nor any rights or interests appertaining thereto) may be issued by the Corporation or sold, exchanged, pledged, encumbered, given, bequeathed or otherwise disposed of by a Shareholder, either voluntarily or by operation of law (including in connection with a divorce), unless and until the transferee thereof shall have entered into a written Joinder substantially in the form of
         Exhibit I attached hereto whereby the transferee agrees to join in and
         ---------
         be bound by the provisions of this Agreement (other than Section 2 hereof) and thereby become a "Shareholder" hereunder.

                  5.2 Legend. The following legend shall be placed on each share
                      ------
         certificate of the Corporation:

                      ANY SALE, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION (WHETHER VOLUNTARY OR INVOLUNTARY, BY GIFT, BEQUEST, DIVORCE OR OTHERWISE) OF THE SHARES OR OTHER INTEREST REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS SET FORTH IN THAT CERTAIN INVESTMENT AND SHAREHOLDERS AGREEMENT DATED AS OF DECEMBER 22, 1997.

               6. Miscellaneous
                  -------------

                  6.1 Waiver. The waiver by any party of a breach or a default
                      -------
         of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power, or privilege that it has or may have hereunder operate as a waiver of any right, power, or privilege by such party.

                  6.2 Assignment. No party may assign any of its rights or
                      -----------
         delegate any of its duties under this Agreement except as set forth herein. Any attempted assignment in violation of this provision shall be void.

                  6.3 Integration. This Agreement contains the full
                      ------------
         understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto. No waiver, alteration, or modification of any of the provisions hereof shall be binding unless made in writing and signed by the parties hereto.

                  6.4 Further Acts. The parties shall execute any further
                      -------------
         instruments and shall perform any and all acts which are or may become reasonably necessary or appropriate to effect and carry out the purposes of this Agreement.

                  6.5 Governing Law and Jurisdiction. This Agreement shall be
                      -------------------------------
         governed by and construed in accordance with the laws of the State of Delaware, other than rules governing conflict of laws.

                  6.6 Parties. This Agreement shall be binding upon and shall
                      --------
         inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

                  6.7 Headings. The headings contained in this Agreement are for
                      ---------
         convenience of reference only and shall not be considered in construing this Agreement.

                  6.8 Counterpart Execution. This Agreement may be executed in
                      ----------------------
         any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

                  6.9 Gender and Number. As used in this Agreement, the singular
                      -----------------
         shall include the plural, the plural shall include the singular and the use of any gender shall include the other gender or be neutral.

                  IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be executed personally or by their duly authorized officers on the day and year first above written.


ATTEST:                                     ARMSTRONG INTERNATIONAL
                                            TELECOMMUNICATIONS, INC.


[SIGNATURE APPEARS HERE]                    By /s/ [SIGNATURE APPEARS HERE]
-----------------------------                  --------------------------------
                                            Title: Chief Executive Officer
                                                   ----------------------------


                                            FCI MANAGEMENT GROUP

ATTEST:                                     By:  EPIC INTERESTS, INC.


[SIGNATURE APPEARS HERE]                        By: /s/ [SIGNATURE APPEARS HERE]
-----------------------------                      -----------------------------
                                                Title:  President
                                                      --------------------------
                                                           General Partner


ATTEST:                                     By:  BFV ASSOCIATES, INC.


[SIGNATURE APPEARS HERE]                        By: /s/ [SIGNATURE APPEARS HERE]
-----------------------------                      ----------------------------
                                                Title:  President
                                                      -------------------------
                                                           General Partner


ATTEST:                                     FACILICOM INTERNATIONAL, INC.


[SIGNATURE APPEARS HERE]                    By /s/ [SIGNATURE APPEARS HERE]
-----------------------------                 ----------------------------------
                                            Title:  Vice President & Treasurer
                                                  ------------------------------